UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2022

MDH ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39967	85-1936285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 N. Carroll Ave., Suite 100

South Lake, TX 76092

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 968-4444

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	MDH.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	MDH	The New York Stock Exchange
Redeemable warrants, each warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	MDH.WS	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed, MDH Acquisition Corp., a Delaware corporation (“MDH”), entered into that certain Business Combination Agreement, dated as of July 21, 2021, as amended by that certain Amendment No. 1 to the Business Combination Agreement, dated as of December 30, 2021 (as amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among (i) MDH, (ii) OP Group Holdings, LLC, a Delaware limited liability company (“OP Group”), (iii) Paylink Holdings Inc., a Delaware corporation (“Blocker”), (iv) Normandy Holdco LLC, a Delaware limited liability company (“Blocker Owner”), (v) Olive Ventures Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Blocker (“PubCo”), (vi) Milestone Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of PubCo (“Milestone Merger Sub”), (vii) MDH Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of PubCo (“MDH Merger Sub”), and (viii) CF OMS LLC, a Delaware limited liability company (“CF OMS”, and collectively, the “Contracting Parties”)

On April 1, 2022, MDH and OP Group entered into that certain Termination of Business Combination Agreement (the “Termination Agreement”) pursuant to which MDH and OP Group mutually agreed to terminate the Business Combination Agreement pursuant to Section 13.1(a) thereof. Except as otherwise set forth in the Business Combination Agreement, none of the Contracting Parties shall have any further liability thereunder.

As a result of the termination of the Business Combination Agreement, the Business Combination Agreement is of no further force and effect, with the exception of (i) the agreements contained in Section 9.9(a) (Communications; Press Release; SEC Filings), Section 9.10 (Expenses), Section 13.2 (Effect of Termination) and Article XIV (Miscellaneous) of the Business Combination Agreement, (ii) any corresponding definitions to the foregoing clause (i) set forth in Section 1.1 (Certain Definitions) of the Business Combination Agreement and (iii) the Confidentiality Agreement, dated as of February 8, 2021, by and between MDH and OP Group, each of which shall each survive the termination of the Business Combination Agreement and continue in full force and effect in accordance with their respective terms. Neither party will be required to pay the other a termination fee as a result of the mutual decision to enter into the Termination Agreement.

The termination of the Business Combination Agreement also terminates and makes void the Transaction Support Agreement (as defined in the Business Combination Agreement) and the Sponsor Letter Agreement (as defined in the Business Combination Agreement), each of which were executed concurrently with the Business Combination Agreement.

The foregoing descriptions of the Business Combination Agreement, the Termination Agreement, the Transaction Support Agreement, and the Sponsor Letter Agreement are not complete and are qualified in their entirety by reference to and the terms and conditions of, respectively, (i) the Business Combination Agreement, a copy of which was previously filed as Exhibit 2.1 to MDH’s Current Report on Form 8-K on July 21, 2021, (ii) Amendment No. 1 to Business Combination Agreement, a copy of which was previously filed as Exhibit 2.1 to MDH’s Current Report on Form 8-K on December 30, 2021, (iii) the Termination Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and the terms of which are incorporated by reference herein, (iv) the Transaction Support Agreement, a copy of which was previously filed as Exhibit 10.2 to MDH’s Current Report on Form 8-K on July 21, 2021, and (v) the Sponsor Letter Agreement, a copy of which was previously filed as Exhibit 10.3 to MDH’s Current Report on Form 8-K on July 21, 2021.

Item 8.01.	Other Events.

On April 4, 2022, MDH and OP Group issued a joint press release announcing the termination of the Business Combination Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Termination of Business Combination Agreement, dated as of April 1, 2022, by and among MDH Acquisition Corp. and OP Group Holdings, LLC.
99.1	Press Release, dated April 4, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDH ACQUISITION CORP.

	By:	/s/ Beau Blair
Name: Beau Blair
Title: Chief Executive Officer

Dated: April 4, 2022